Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verenium Corporation 2007 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan, and Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors of our reports dated March 14, 2007, with respect to the consolidated financial statements of Verenium Corporation (formerly Diversa Corporation), Verenium Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Verenium Corporation, included in Verenium Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

San Diego, California

July 26, 2007